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                                                                     EXHIBIT 4.5

The following document is a form of Nonqualified Stock Option Agreement entered into between the Registrant and various officers and employees of subsidiaries. The agreements are identical in all material respects except as to the identity of the parties, the dates of execution and the number of options granted.

                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into this
       day of          ,      (the "Grant Date"), by and between CHAMPION
ENTERPRISES, INC., a Michigan corporation ("the Company"), and          (the
"Optionee").

                                   WITNESSETH:

         WHEREAS, Optionee is to be employed by a subsidiary of the Company; and

         WHEREAS, on           ,     (the "Purchase Agreement Execution Date"),
a Subsidiary of the Company, Champion Development Corp., a Michigan corporation ("CDC"), executed that certain asset purchase agreement whereby CDC agreed to purchase from Phoenix Land Development Corporation, a Delaware corporation, Phoenix Homes Corporation, a Delaware corporation, and Optionee substantially all of their assets that are used in the manufactured housing development business; and

         WHEREAS, the Company wishes to provide additional incentive to Optionee, to encourage stock ownership by Optionee, and to encourage Optionee to remain in the employ of CDC; and

         NOW, THEREFORE, the Company and Optionee hereby agree as follows:

         1. DEFINITIONS. For the purposes of this Agreement, certain words and phrases have the following definitions:

         a)       "Act" means the Securities Act of 1933;

         b)       "Code" means the Internal Revenue Code of 1986, as amended;

         c)       "Committee" means the Compensation Committee of the Company;

         d) "Common Stock" means the common stock of the Company, par value $1.00;

         e) "Disability" means "disability" as defined under Section 22(e) of the Code;

         f) "Employment" (whether or not capitalized) means employment with the Company or any Parent or Subsidiary of the Company;

         g) "Parent" means any "parent corporation" as defined in Section 424(e) of the Code;

         h)       "Subsidiary" means any "subsidiary corporation" as defined in
                  Section 424(f) of the Code.

         2. FIRST PART. The Company grants Optionee the right and option to
purchase from the Company      shares of the Company's Common Stock at a price
equal to 40% of the closing price of the Company's Common Stock on the New York Stock Exchange for the day prior to the Purchase Agreement Execution Date, as reported in The Wall Street Journal (the "First Part"). The First Part must be exercised in its entirety by no later than ninety (90) days after the Grant Date. This grant of the First Part is conditioned upon the agreement by Optionee not to sell or otherwise transfer the shares acquired under this First Part until at least two (2) years from the date of exercise. In addition, if within 2 years from the Grant Date Optionee terminates his employment with the Company or the Optionee's employment is terminated for "Cause" (as defined below), Optionee shall retain only the following shares:


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         Time From Grant Date                                 Shares Retained
         --------------------                                 ---------------
         less than 6 months                                            0
         less than 12 months                                  _____
         less than 18 months                                  _____
         less than 24 months                                  _____
         24 months or more                                             _____

Shares not retained by Optionee above shall be forfeited and returned to the Company in exchange for the exercise price paid by Optionee for the forfeited shares. "Cause" shall have the same meaning as in Optionee's employment agreement with CDC.

         3. SECOND PART. If Optionee exercises the First Part within 90 days from the Grant Date, the Company grants Optionee the right and option to
purchase from the Company        shares of the Company's Common Stock at a price
equal to 100% of the closing price of the Company's Common Stock on the New York Stock Exchange for the day prior to the Purchase Agreement Execution Date, as reported in The Wall Street Journal, (the "Second Part"). The options granted under this Second Part shall not be immediately exercisable, but shall be exercisable according to the following schedule:

         Number of Option Shares                Date Exercisable
         -----------------------                ----------------
                  ______                        1 year after the Grant Date
                  ______                        2 years after the Grant Date
                  ______                        3 years after the Grant Date
                  ______                        4 years after the Grant Date
                  ______                        5 years after the Grant Date


This grant of the Second Part is conditioned upon the agreement by Optionee not to sell or otherwise transfer the shares acquired under this Second Part until at least six (6) months from the date of exercise. No portion of this Second Part shall be exercisable more than ten (10) years after the Grant Date. The Second Part may be exercised in installments. This Second Part is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

         4. TERMINATION OF EMPLOYMENT.

                  a) Before Option Becomes Exercisable. If Optionee's employment with the Company shall terminate for any reason prior to Optionee's exercise in full of the First Part, Optionee's right to exercise any option under this Agreement shall terminate and all exercise rights hereunder shall cease. If Optionee exercises in full the First Part but Optionee's employment with the Company shall terminate for any reason before all or any portion of the Second Part becomes exercisable, Optionee's right to exercise that portion of the Second Part shall terminate and all exercise rights relating thereto shall cease.

                  b) Termination Other Than Death or Disability. If, on or after the first anniversary of this Agreement, Optionee's employment is terminated for any reason other than death or Disability, Optionee shall have the right, within the earlier of (1) the expiration of the option, or (2) three months after the termination of employment, to exercise any options pursuant to this Agreement to the extent that they are exercisable and unexercised on the date of Optionee's termination of employment, subject to any other limitation on exercise contained in this Agreement.

                  c) Death or Disability. If, on or after the first anniversary of this Agreement, Optionee's employment is terminated due to Optionee's death or Disability, Optionee, or the person or persons whom the option shall have transferred by will or the laws of descent and distribution, shall have the right within the earlier of (1) the expiration of the option, or (2) one year after the termination of employment, to exercise any options pursuant to this Agreement to the extent that they are exercisable and unexercised on the date of Optionee's termination of employment, subject to any other limitation on exercise contained in this Agreement.


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                  d) Events Not Constituting a Termination. The transfer of
Optionee from one corporation to another among the Company and any of its Subsidiaries, or a leave of absence under the leave policy of the Company or any of its Subsidiaries shall not be a termination of employment for purposes of this Agreement.

         5. EXERCISE OF OPTION. Optionee may exercise any exercisable option granted pursuant to this Agreement by completing the following steps.

                  (a) Written Notice. Delivery to the Company of a written notice signed by the Optionee: (1) for the First Part, in the form attached as Exhibit A; or (2) for the Second Part, in the form attached as Exhibit B. In addition, at the request of the Company, Optionee may be required to provide a written representation that Optionee is acquiring the shares for investment purposes only, and not for resale.

                  (b) Purchase Price. Delivery to the Company of cash, a personal check, bank draft, money order, or Common Stock (or any combination thereof) equal to the purchase price of the shares then to be purchased. Any Common Stock tendered shall be valued at the closing price of the Company's Common Stock on the first business day prior to the exercise date, as reported in The Wall Street Journal. After receipt of the above and subject to Section 8 below, the company shall issue the shares in the name of Optionee.

         6. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not give the Optionee any right to be retained or to continued employment with the Company of any Subsidiary of the Company.

         7. COMPLIANCE WITH SECURITIES LAWS. Company's obligations under this Agreement are subject to compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and any applicable stock exchange requirements, and Company may require Optionee to provide proof of compliance with those laws, rules, and regulations before taking any action pursuant to this Agreement.

         8. INVESTMENT INTENT. The Optionee represents and warrants to the Company that he or she is acquiring all shares of Common Stock under this option for investment purposes only and not with a view to resale. The Optionee acknowledges and agrees that such shares of Common Stock have not yet been registered under the Act or the securities laws of any state and may not be sold, transferred, assigned, offered, pledged or otherwise distributed unless there is an effective registration statement under the Act and any applicable securities laws covering such shares or the Company receives an opinion of counsel from Optionee (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange. Optionee further acknowledges and agrees that any certificate for such shares shall contain an appropriate legend to the foregoing effect and that a stop transfer order shall be placed with the Company's transfer agent. The Company represents and warrants that as soon as practical after the Optionee exercises any of the options granted pursuant to this Agreement, the Company shall take any and all steps that are necessary or required in order to register the Common Stock pursuant to the Act.

         10. NON-ASSIGNABILITY. The options granted by this Agreement shall not be transferable by Optionee, other than by will or the laws of descent and distribution. Any transferee of these options by will or the laws of descent and distribution shall take them subject to the terms and conditions of this Agreement, and no such transfer shall be effective to bind the Company unless the Company is furnished with written notice of the transfer and a copy of the will or any other evidence the Company deems necessary to establish the validity of the transfer. The term "Optionee", as used in this Agreement, shall include any person or entity to whom any option is transferred.

         11. WITHHOLDING OF TAXES. Optionee must pay to Company within fourteen
(14) days from the date of any exercise any amounts necessary to satisfy any requirements for withholding of income or employment taxes in connection with that exercise.

         12. RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to such shares represented by such certificate or certificates.

         13. DISPUTES. As a condition to the granting the options contained in this Agreement, Optionee and Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment. Any such determination or interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.


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         14. NOTICES. Every notice relating to this Agreement shall be in writing, any notice given by mail shall be by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the following address:

                           Champion Enterprises, Inc.
                           2701 University Drive, Suite 320
                           Auburn Hills, MI 48326-9090
                           Attn:  Secretary of the Company

All notices by the Company to Optionee shall be delivered to Optionee personally, or addressed to Optionee at Optionee's last residence address as then contained in the records of the Company, or such other address as Optionee may designate.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         COMPANY:                           CHAMPION ENTERPRISES, INC.

                                            By:
                                               ----------------------------
                                                    Its:
                                                         ----------------------




         OPTIONEE:
                                            ---------------------------------
















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                                   EXHIBIT A
                       NOTICE OF EXERCISE OF FIRST PART OF
                            NONQUALIFIED STOCK OPTION


Secretary
Champion Enterprises, Inc.
2701 University Drive, Suite 320
Auburn Hills, Michigan 48326

Dear Sir:

         A stock option was granted to me on              ,      which permits
me to purchase      shares of Champion Enterprises, Inc. Common Stock at a price
of $       per share. I elect to exercise this part of the option to purchase nonqualified stock option shares. A personal check (or cash, bank draft, or money order) for the purchase price is enclosed with this letter.

         If I choose to make an 83(b) election under the Code, I shall pay the Company within fourteen (14) days from the date of that election the applicable amount to satisfy any requirements for withholding of income and employment taxes arising from this exercise.

         I acknowledge and agree that the shares of Common Stock that I am purchasing may not currently be registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. I understand and agree that if these shares are not currently registered, the Company is obligated to register these shares under the Act as soon as practicable after this exercise. Notwithstanding the foregoing, I acknowledge and agree that these shares may not be sold, transferred, assigned, offered, pledged or otherwise distributed until they are registered under the Act or unless the Company receives an opinion of counsel from me (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange.

         I represent that I will not sell or otherwise transfer any shares that I purchase pursuant to this letter for a period of two years. I also understand that if my employment with the Company is terminated within two years of the grant date of this option, a portion of the shares, pro-rated semi-annually, shall be forfeited and returned to the Company in exchange for the exercise price relating to those shares.

                                            -----------------------------------


Address:
                ----------------------
                ----------------------
SSN:                  -     -
                ------ ----- -------
Dated:                ,
        -------------- -------

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                                   EXHIBIT B
                      NOTICE OF EXERCISE OF SECOND PART OF
                            NONQUALIFIED STOCK OPTION


Secretary
Champion Enterprises, Inc.
2701 University Drive, Suite 320
Auburn Hills, Michigan 48326

Dear Sir:

         A stock option was granted to me on          ,     , which permits me,
upon the exercise of the first part of the option within 60 days, to purchase shares of Champion Enterprises, Inc. Common Stock at a price of $ per share. I elect to exercise this part of the option to purchase nonqualified stock option shares. A personal check (or cash, bank draft, or money order) for the purchase price is enclosed with this letter.

         I shall pay the Company the applicable amount to satisfy any requirements for withholding of income and employment taxes arising from this exercise within fourteen days from the determination of said amount by the Company.

         I acknowledge and agree that the shares of Common Stock that I am purchasing may not currently be registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. I understand and agree that if these shares are not currently registered, the Company is obligated to register these shares under the Act as soon as practicable after this exercise. Notwithstanding the foregoing, I acknowledge and agree that these shares may not be sold, transferred, assigned, offered, pledged or otherwise distributed until they are registered under the Act or unless the Company receives an opinion of counsel from me (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange.

         I represent that I will not sell or otherwise transfer any shares that I purchase pursuant to this letter for a period of six months, and each certificate for such shares shall contain a legend to the foregoing effect.

                                            -----------------------------------


Address:
                ----------------------
                ----------------------
SSN:                  -     -
                ------ ----- -------
Dated:                ,
        -------------- -------